Exhibit 99.1
INSULET REPORTS FIRST QUARTER 2010 RESULTS
Revenue Increases 67% Year over Year
Gross Margin Climbs to 40% in the First Quarter
BEDFORD, MA, May 6, 2010 — Insulet Corporation (NASDAQ: PODD), the leader in tubing-free insulin pump technology with its OmniPod® Insulin Management System, today announced financial results for the three months ended March 31, 2010.
First quarter 2010 revenue increased 67% to $20.8 million, compared to $12.5 million in the first quarter of 2009. Gross profit for the first quarter of 2010 improved by 320% to $8.4 million, or a 40% gross margin as compared to a gross profit of $2.0 million, or a 16% gross margin, for the first quarter of 2009.
Operating loss for the first quarter of 2010 was $10.7 million, a 39% improvement compared to operating loss of $17.5 million in the first quarter of 2009. Total operating expenses were $19.1 million in the first quarter of 2010, compared to $19.5 million in the first quarter of 2009. Net loss for the first quarter of 2010 was $13.9 million, or $0.37 per share, compared to a net loss of $19.6 million, or $0.71 per share, for the first quarter of 2009.
“Insulet delivered another period of robust revenue and gross profit growth, reaching a 40% gross margin in the first quarter,” said Duane DeSisto, President and Chief Executive Officer of Insulet. “We believe the appeal of the tubeless, easy-to-use OmniPod System is clear, and that it continues to expand the insulin pump market. We also continue to increase our lead in innovation, by integrating the OmniPod System with Dexcom’s Seven Plus System, which Dexcom has submitted for FDA approval, and by continuing to make progress on our next generation OmniPod, which we anticipate submitting to the FDA in the third quarter.”
As of March 31, 2010, the Company had cash and cash equivalents of $118.3 million compared to $128.0 million at December 31, 2009.

Recent Highlights
•	In January, Insulet entered into an exclusive agreement with Ypsomed AG for the distribution of the OmniPod System in nine countries across Europe as well as China and Australia. The Company and Ypsomed continue to make substantial progress on product delivery, marketing and reimbursement initiatives that should enable Ypsomed to begin selling the product in the UK and Germany in the second quarter of 2010 with additional markets to follow in the second half of 2010 and the first half of 2011.
•	In March, the Company shipped its first drug delivery management systems to Ferring Pharmaceuticals, of Saint Prex, Switzerland, for use with the delivery of a Ferring drug.
•	Dexcom, Inc., announced their recent filing of a PMA supplement with the U.S. Food and Drug Administration seeking approval for an OmniPod System with an integrated Dexcom Seven Plus continuous glucose monitoring receiver.
Guidance
The Company reiterates its estimate for full year 2010 revenues to be in the range of $90 to $100 million and its estimate of operating loss to be in the range of $30 to $40 million. For the second quarter of 2010, the Company is estimating revenue of $22 to $23 million.
Conference Call
Insulet will host a conference call on Thursday, May 6, 2010 at 5:00PM Eastern time to discuss the Company’s first quarter 2010 results and present information concerning its business, strategies and outlook. To listen to the conference call, please dial 866-203-2528 for domestic callers and 617-213-8847 for international callers. The passcode is 11271274. A replay of the conference call will be available two hours after the start of the call through May 13, 2010 by dialing 888-286-8010 (domestic) and 617-801-6888 (international), passcode 65244123. An online archive of the conference call will also be available by accessing the Investor Information section of the company’s website at http://investors.insulet.com.
Forward-Looking Statement
The first quarter 2010 financial results contained in this news release are subject to finalization in connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009. This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its expected revenue and operating losses, timing of the FDA submission for the next generation OmniPod, the integration of the OmniPod System with Dexcom’s Seven Plus System, planned expansion in the U.S. and abroad, particularly with respect to its agreement with Ypsomed, product demand, the impact of the OmniPod System on the insulin pump market, and financial performance. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company’s dependence on the OmniPod System; Insulet’s ability to increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform legislation; Insulet’s inability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or other third-party suppliers on which Insulet is dependent; international business risks; Insulet’s inability to obtain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting the Company’s business; potential termination of Insulet’s license to incorporate a blood glucose meter into the OmniPod System; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet’s current or future products infringe the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet’s contract manufacturers or component suppliers to comply with FDA’s quality system regulations, the potential violation of federal or state laws prohibiting “kickbacks” or protecting patient health information, or any challenges to or investigations into Insulet’s practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet’s competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to Insulet’s products; the expansion, or attempted expansion, into foreign markets; the concentration of substantially all of Insulet’s manufacturing capacity at a single location in China and substantially all of Insulet’s inventory at a single location in Massachusetts; Insulet’s ability to attract and retain key personnel; Insulet’s ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions; Insulet’s ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet’s distribution network; Insulet’s ability to successfully maintain effective internal controls; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 9, 2010 in the section entitled “Risk Factors,” and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.
About Insulet Corporation
Insulet Corporation is an innovative medical device company dedicated to improving the lives of people with diabetes. The Company’s OmniPod Insulin Management System is a revolutionary, discreet and easy-to-use insulin infusion system that features two easy-to-use parts with no tubing and fully-automated cannula insertion. Through the OmniPod System, Insulet seeks to expand the use of continuous subcutaneous insulin infusion (CSII) therapy among people with insulin-dependent diabetes. Founded in 2000, Insulet is based in Bedford, MA.
Contact:
Stephanie Marks for Insulet Corporation
ir@insulet.com
877-PODD-IR1 (877-763-3471)

INSULET CORPORATION
Selected Financial Data
CONSOLIDATED STATEMENTS OF OPERATIONS:

	Three Months Ended
	March 31,
	2010	2009
	(In thousands, except share and per share data)
Revenue	$20,807	$12,469
Cost of revenue	12,422	10,474

Gross profit	8,385	1,995
Operating expenses:
Research and development	3,847	3,204
General and administrative	6,959	7,491
Sales and marketing	8,309	8,772

Total operating expenses	19,115	19,467

Operating loss	(10,730)	(17,472)

Interest income	24	101
Interest expense	(3,149)	(2,274)

Net interest expense	(3,125)	(2,173)

Net loss	$(13,855)	$(19,645)

Net loss per share basic and diluted	$(0.37)	$(0.71)

Weighted average number of shares used in calculating basic and diluted net loss per share	37,888,258	27,804,603

CONSOLIDATED BALANCE SHEETS:

	As of	As of
	March 31,	December 31,
	2010	2009
	(In thousands, except share and per share data)
ASSETS
Current Assets
Cash and cash equivalents	$118,338	$127,996
Accounts receivable, net	15,206	14,962
Inventories	6,600	10,086
Prepaid expenses and other current assets	2,029	1,260

Total current assets	142,173	154,304
Property and equipment, net	15,134	15,482
Other assets	1,730	1,862

Total assets	$159,037	$171,648

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,277	$5,870
Accrued expenses	10,128	9,973
Deferred revenue	4,527	3,970

Total current liabilities	17,932	19,813
Long-term debt, net of current portion	98,217	96,979
Other long-term liabilities	1,964	1,999

Total liabilities	118,113	118,791
Stockholders’ Equity
Preferred stock, $.001 par value:
Authorized: 5,000,000 shares at March 31, 2010 and December 31, 2009. Issued and outstanding: zero shares at March 31, 2010 and December 31, 2009	—	—
Common stock, $.001 par value:
Authorized: 100,000,000 shares at March 31, 2010 and December 31, 2009. Issued and outstanding: 37,939,752 and 37,755,254 shares at March 31, 2010 and December 31, 2009, respectively	39	39
Additional paid-in capital	384,631	382,709
Accumulated deficit	(343,746)	(329,891)

Total stockholders’ equity	40,924	52,857

Total liabilities and stockholders’ equity	$159,037	$171,648